Exhibit 5.1

October 4, 2022

Board of Directors

Avenue Therapeutics, Inc.

2 Gansevoort Street, 9th Floor

New York, NY 10014

Avenue Therapeutics, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Avenue Therapeutics, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (Reg. No. 333-267206), including a related prospectus filed with the Registration Statement and any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) (as amended, the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering of up to 2,139,534 units (each consisting of either (A) one share of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock,” and such shares, the “Shares”), and one warrant to purchase one Share of Common Stock (the “Warrants”) (each such unit, a “Common Unit”) or (B) one pre-funded Warrant (each, a “Pre-funded Warrant”) to purchase one Share, and one Warrant (each such unit, a “Pre-funded Unit,” and collectively with the Shares, the Warrants, and the Common Units, the “Securities”)) to be sold to Aegis Capital Corp., as underwriter (collectively, the “Underwriter”) pursuant to the underwriting agreement to be entered into by and among the Company and the Underwriter (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

The term “Shares” includes any additional shares of Common Stock, or shares of Common Stock underlying Warrants and Pre-funded Warrants, issued or issuable pursuant to securities exercised through the over-allotment option granted to the Underwriter in the Underwriting Agreement, or the offering of which is registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. The shares underlying the Warrants and the Pre-funded Warrants are referred to herein collectively as the “Warrant Shares”. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)                the Registration Statement, including the exhibits being filed therewith;

(b)                the prospectus contained in the Registration Statement (the “Prospectus”);

(c)                the form of Underwriting Agreement;

Board of Directors

Avenue Therapeutics, Inc.

October 4, 2022

(d)                the form of Warrant Agent Agreement;

(e)                the form of Warrant; and

(f)                 the form of Pre-funded Warrant.

Also, we have examined and relied upon the following:

(i)                (A) true and correct copies of the certificate of incorporation and bylaws of the Company, each as in effect the date hereof and as amended, supplemented or modified to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Securities by the Company, subject to (x) specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a pricing committee thereof (the “Authorizing Resolutions”) with respect to such Securities and (y) the other qualifications set forth therein;

(ii)              a certificate dated September 28, 2022 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and

(iii)            originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

(iv)             “Applicable Law” means the Delaware General Corporation Law and the laws of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)               Factual Matters. To the extent that we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)               Signatures. The signatures of individuals who have signed the documents we have reviewed are genuine and authorized.

(c)              Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

Board of Directors

Avenue Therapeutics, Inc.

October 4, 2022

(d)               Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Underwriting Agreement and the Warrant Agent Agreement are or will be, as of the date the Underwriting Agreement and the Warrant Agent Agreement is executed and delivered, validly existing and in good standing in their respective jurisdictions of formation and have or will have, as of the date each of the Underwriting Agreement and the Warrant Agent Agreement is executed and delivered, the capacity and full power and authority to execute, deliver and perform the Underwriting Agreement, the Warrant Agent Agreement and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Underwriting Agreement and the Warrant Agent Agreement will have, as of the date each of the Underwriting Agreement and the Warrant Agent Agreement is executed and delivered, the legal capacity to execute the Underwriting Agreement and the Warrant Agent Agreement.

(e)               Authorization, Execution and Delivery of the Underwriting Agreement and the Warrant Agent Agreement. The Underwriting Agreement, the Warrant Agent Agreement and the documents required or permitted to be delivered thereunder will have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date each of the Underwriting Agreement and the Warrant Agent Agreement is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)                Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(g)               No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date of each of the Underwriting Agreement and the Warrant Agent Agreement, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares, the Warrants, the Pre-funded Warrants, and the Warrant Shares as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Underwriting Agreement or Warrant Agent Agreement.

Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. The Shares, when (a) Authorizing Resolutions with respect to the Shares have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Underwriting Agreement, (d) the Company has received the consideration provided for in the Underwriting Agreement and (e) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, will be validly issued, fully paid and non-assessable;

2. The Underlying Shares issuable upon exercise of the Warrants and the Pre-Funded Warrants, when (a) Authorizing Resolutions with respect to the Warrants and the Pre-funded Warrants have been adopted, (b) the terms of the Warrants and the Pre-Funded Warrants have been established in conformity with such Authorizing Resolutions, (c) the Warrants and the Pre-Funded Warrants have been issued as contemplated by the Registration Statement (d) the Warrants and the Pre-Funded Warrants have been authenticated and countersigned in accordance with the provisions of the Underwriting Agreement and the Warrant Agent Agreement, have been duly authorized and, when issued upon exercise of the Warrants and the Pre-funded Warrants upon payment of the applicable exercise price therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable;

Board of Directors

Avenue Therapeutics, Inc.

October 4, 2022

3. The Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of the Warrants have been established in conformity with such Authorizing Resolutions, (c) the Warrants have been issued and sold as contemplated by the Underwriting Agreement and Warrant Agent Agreement and (d) the Warrants have been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement and the Warrant Agent Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York; and

4. The Pre-funded Warrants, when (a) Authorizing Resolutions with respect to the Pre-funded Warrants have been adopted, (b) the terms of the Pre-funded Warrants have been established in conformity with such Authorizing Resolutions, (c) the Pre-funded Warrants have been issued and sold as contemplated by the Underwriting Agreement and Warrant Agent Agreement and (d) the Pre-funded Warrants have been authenticated or countersigned in accordance with the provisions of the Underwriting Agreement and the Warrant Agent Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York.

II. Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a)              Applicable Law. Our opinions are limited to Applicable Law, and we do not express any opinion concerning any other law.

(b)             Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)            Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing

Board of Directors

Avenue Therapeutics, Inc.

October 4, 2022

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP

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